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                                                                    EXHIBIT 10.6


                                       MCM
                        1995 DIRECTORS' STOCK OPTION PLAN

         The purpose of this Directors' Stock Option Plan (the "Plan") is to benefit MCM Managed Care, Inc. (the "Company") and its subsidiaries by offering its directors a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company. Options granted under this Plan are intended not to qualify as "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan shall be construed so as to carry out that intention.

         1. ADMINISTRATION. The Plan shall be administered by the Board of Directors, whose interpretation of the terms and provisions of the Plan shall be final and conclusive.

         2. ELIGIBILITY. Options shall be granted only to directors of the Company who are not officers, employees or more than five percent stockholders of the Company; provided, however, the director elected as the initial Chairman of the Board of Directors of the Company after this Plan is approved shall be eligible to be granted options under this Plan.

         3.   GRANTING OF OPTIONS.

              (a) An option under which a total of 20,000 shares of the common stock of the Company may be purchased from the Company shall be automatically granted by the Company, without further action required, to each director of the Company upon such person's initial election as director (which shall be deemed to have occurred on the effective date of the merger of the MCS Companies (as defined in the Agreement and Plan of Merger dated as of November 20, 1995) with and into subsidiaries of the Company with respect to directors currently serving as directors of the Company); provided that, an option under which a total of 50,000 shares of common stock of the Company may be purchased from the Company shall be automatically granted by the Company without further action required to the first director elected Chairman of the Board of Directors of the Company after the Annual Meeting of Stockholders at which this Plan is approved; provided that such director is eligible at that time under the terms of Paragraph 2 of this Plan, and provided, further, that no person may receive an option to purchase more than 50,000 shares of common stock pursuant to his Paragraph 3(a) in any calendar year and provided further that the aggregate number of shares subject to options granted under this Plan shall be 110,000. If an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned.

              (b) Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any director any right to continue serving as a director of the Company or interfere in any way with any right of the Board of Directors or stockholders of the Company to remove such director pursuant to the certificate of incorporation or bylaws of the Company or applicable law.

         4. OPTION PRICE. The option price shall be the fair market value of the shares of Common Stock subject to the option on the date of the grant of such option. For purposes of this Paragraph, "fair market value" shall be the closing sales price of the Common Stock reported on the NASDAQ National Market System (or in the principal national stock exchange on which it is listed or quotation service on



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which it is listed) (as reported in the Wall Street Journal, Midwest Edition) on the date the option is granted (or, if the date of the grant is not a trading date, on the trading date immediately preceding the date of grant). In the event that the Common Stock is not listed or quoted on the NASDAQ National Market System or any other national stock exchange, the fair market value of the shares of Common Stock for all purposes of this Plan shall be reasonably determined by the Board of Directors.

         5.   DURATION OF OPTIONS, INCREMENTS AND EXTENSIONS.

              (a) Subject to the provisions of paragraph 7, each option shall be for such term of not more than ten years as shall be determined by the Committee at the date of the grant. Each option shall become exercisable with respect to 25% of the shares subject to the option 12 months after the date of its grant and with respect to an additional 25% at the end of each 12-month period thereafter during the succeeding three years. All or any part of the shares with respect to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

         6.   EXERCISE OF OPTION.

              (a) An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased in cash or by check, except that the Board of Directors may permit the purchase price for the shares to be paid, all or in part, by the delivery to the Company of other shares of common stock of the Company in such circumstances and manner as it may specify. For this purpose, the per share value of the Company's common stock shall be the fair market value at the close of business on the date preceding the date of exercise.

              (b) At the time of exercise of any option, the Board of Directors may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative or alternate payee under a domestic relations order, as the case may
         be) as a condition upon the exercise, to deliver to the Company a written representation of present intention to purchase the shares for his own account for investment and an agreement not to distribute or sell such shares in violation of the registration provisions of applicable securities laws. If such representation and agreement are required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent.

              (c) Each option shall also be subject to the requirement that, if at any time the Board of Directors determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.



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              (d)  If the Board of Directors shall determine it necessary or desirable for any reason, an option shall provide that it is contemplated that the shares acquired through the exercise of the option will not be registered under applicable federal and state securities laws and that such shares cannot be resold unless they are registered under such laws or unless an exemption from registration is available, and the certificate for any such shares issued upon the exercise of the option shall bear a legend making appropriate reference to such provisions.

         7.   Termination of Employment; Exercise Thereafter.

              (a) If the tenure as a director of any optionee with the Company or any of its subsidiaries is terminated for any reason other than death, permanent disability, retirement or cause, such optionee's option, to the extent the option is exercisable at the date of termination, shall expire thirty days after the termination of directorship (or upon the scheduled termination of the option, if earlier), and all rights to purchase shares pursuant thereto shall terminate at such time. Temporary absence from acting as director because of illness, vacation, or approved leave of absence, shall not be considered to interrupt continuous service as director.

              (b) In the event of termination of directorship because of death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the option may be exercised in full, unless otherwise provided at the time of grant, without regard to any installments established under Paragraph 5 hereof, by the optionee or, if he is not living, by his heirs, legatees, or legal representative or alternate payee under a domestic relations order, as the case may be, during its specified term prior to one year after the date of death or permanent disability. In the event of termination of directorship because of retirement, the option may be exercised by the optionee (or, if he dies within three months after such termination, by his heirs, legatees, legal representative or alternate payee under a domestic relations order, as the case may be), at any time during its specified term prior to three months after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

              (c) If an optionee is removed for cause, his option shall expire forthwith and all rights to purchase shares under it shall terminate immediately. For this purpose, "removal for cause" means a discharge on account of dishonesty, disloyalty or insubordination.

         8. NON-TRANSFERABILITY OF OPTIONS. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order, and each option shall be exercisable during any optionee's lifetime only by the Optionee or Optionee's legal representative.

         9.   ADJUSTMENT.

              (a) In the event that the Company's outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to this Plan and to options under this Plan shall be proportionately adjusted.



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              (b)  In case of any capital reorganization, or of any
         reclassification of the common stock or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of outstanding shares of common stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, the Company, or the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, shall determine that upon exercise of options granted under the Plan after such capital reorganization, reclassification, consolidation, merger or sale there shall be issuable upon exercise of an option a kind and amount of shares of stock or other securities or property (which may, as an example, be a fixed amount of cash equal to the consideration paid to stockholders of the Company for shares transferred or sold by them) which the holders of the common stock (immediately prior to the time of such capital reorganization, reclassification, consolidation, merger or sale) are entitled to receive in such transaction as in the judgment of the Committee is required to compensate equitably for the effect of such event upon the exercise rights of the optionees. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

              (c) In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

         10. AMENDMENT OF PLAN. The Board of Directors may amend or discontinue the Plan at any time, provided, however, that the Plan may not be amended more than once every six months except to comport with changes in the Code, the Employee Retirement Income Security Act ("ERISA"), or the rules and regulations under each. However, no such amendment or discontinuance shall (a) change or impair any option previously granted without the consent of the optionee, (b) without the approval of the holders of a majority of the shares of Common Stock which vote in person or by proxy at a duly held stockholders' meeting, (i) increase the maximum number of shares which may be purchased by all optionees,
(ii) change the purchase price of any option, or (iii) change the limitations on the option period or increase the time limitations on the grant of options.

         11. EFFECTIVE DATE. The Plan has been adopted and authorized by the Board of Directors for submission to the stockholders of the Company. If the Plan is approved by the affirmative vote of the holders of a majority of the outstanding voting stock of the Company represented in person or by proxy at a duly held stockholders' meeting, it shall be deemed to have become effective on the date of such approval. Options may be granted under the Plan before its approval by the stockholders, but subject to such approval, and in each such case the date of grant shall be determined to be the date of the approval of the Plan by stockholders.


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